Exhibit 5.1

50 West Liberty Street, Suite 750
Reno, Nevada 89501	A Professional
Main 775.323.1601	Law Corporation
Fax 775.348.7250

October 22, 2025

The Board of Directors

Nano Nuclear Energy Inc.

10 Times Square, 30th Floor

New York, New York 10018

Re:	Nano Nuclear Energy Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Nevada counsel to Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration No. 333-288982), as amended, including by Amendment No. 2 to the Registration Statement on Form S-3 filed as of the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes:

(i)	a base prospectus (the “Shelf Prospectus”) relating to the proposed offer, issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement and the supplements to the Shelf Prospectus, by the Company of an indeterminate number of securities (with an aggregate dollar value of $900 million) consisting of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share, in one or more series (the “Preferred Stock”), warrants to purchase Preferred Stock or Common Stock (the “Warrants”), debt securities, which may be senior or subordinated or senior or subordinated convertible or exchangeable, and which may be issued in one or more series (the “Debt Securities”), units consisting of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units,” and together with the Common Stock, the Preferred Stock, the Warrants, and the Debt Securities, the “Shelf Securities”) or any combination of Common Stock, Preferred Stock, Warrants, Debt Securities or Units;

(ii)	an at the market sale agreement prospectus (the “ATM Prospectus”) covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $400 million of Common Stock (the “ATM Securities,” and, together with the Shelf Securities, the “Securities”) that may be issued and sold under a sales agreement (in the form filed as an exhibit to the Registration Statement, the “Sales Agreement”) to be entered into by and among the Company and TD Securities (USA) LLC, Piper Sandler & Co. and UBS Securities LLC (each a “Sales Agent” and together, the “Sales Agents”); and

Nano Nuclear Energy Inc.

October 22, 2025

(iii)	a prospectus (the “Selling Stockholder Prospectus”) that covers the registration for resale by certain selling stockholders of the Company (“Selling Stockholders”) of up to 8,490,767 shares (the “Shares”) of Common Stock issued in a private placement pursuant to that certain Securities Purchase Agreement, dated as of October 7, 2025, between the Company and the Purchasers (the “Purchase Agreement,” together with the Registration Rights Agreement, the “Transaction Documents”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Shelf Prospectus or the ATM Prospectus, as applicable, and the supplements to the Shelf Prospectus and/or the ATM Prospectus, as applicable (the “Applicable Prospectus Supplements”). The Shelf Securities under the Shelf Prospectus are to be sold pursuant to a purchase, underwriting, subscription, placement agency or similar agreement, which, in the case of the Shelf Securities, will be in substantially the forms to be filed by the Company under a Current Report on Form 8-K. The ATM Securities under the ATM Prospectus are to be sold pursuant to the Sales Agreement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Shelf Prospectus or the ATM Prospectus, as applicable. This opinion letter and the opinions contained herein shall be interpreted in accordance with the Core Opinion Principles as published in 74 The Business Lawyer 801, 815 (2019).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion letter, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and exhibits thereto;

2.	The Shelf Prospectus;

3.	The ATM Prospectus;

4.	The Sales Agreement;

5.	The Transaction Documents;

Nano Nuclear Energy Inc.

October 22, 2025

6.	Articles of Incorporation of the Company filed with the Nevada Secretary of State on February 8, 2022, as amended on March 4, 2024 (the “Articles of Incorporation”);

7.	Amended and Restated By-Laws of the Company adopted and effective on March 1, 2024 (collectively with the Articles of Incorporation, the “Charter Documents”);

8.	The Certificate of Good Standing of the Company issued by the Nevada Secretary of State on October 21, 2025;

9.	Unanimous Written Consent of the Board of Directors of the Company, dated October 7, 2025 (the “PIPE Written Consent”);

10.	Minutes of Meeting of the Pricing Committee of the Board of Directors of the Company dated October 7, 2025;

11.	Unanimous Written Consent of the Board of Directors of the Company, dated October 17, 2025 relating to the Registration Statement, the Shelf Prospectus, the ATM Prospectus, the Sales Agreement and other actions with regard thereto (the “Resolution”);

12.	Officer’s Certificate dated October 10, 2025 (“Officer’s Certificate”), certifying the Charter Documents and the PIPE Written Consent and other matters;

13.	Officer’s Certificate dated October 21, 2025 (“Officer’s Certificate”), certifying the Charter Documents and the Resolutions and other matters;

14.	The Form 8-K filed with the Commission on October 10, 2025, confirming the closing of the issuance of the Shares pursuant to the terms of the Transaction Documents; and

15.	Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following, without independent investigation or verification:

A.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

Nano Nuclear Energy Inc.

October 22, 2025

B.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. For the purpose of the opinions rendered below, we have assumed that, upon each issuance of Securities, the Company will receive or has received the consideration for such Securities required by the Resolution and the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to such Securities offered under the Registration Statement. For the purpose of the opinions rendered below, we have assumed that the Shares were sold pursuant to the terms of the Purchase Agreement and the Company received the consideration for such Shares as contemplated by the Purchase Agreement.

C.	(i) The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) an Applicable Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iii) the Securities and Shares have been or will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Applicable Prospectus Supplements, and the Transaction Documents; (iv) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Shelf Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) that the Sales Agreement with respect to any ATM Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) that any Shelf Securities issuable upon conversion, exchange, redemption or exercise of any Shelf Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (viii) with respect to any Shelf Securities issuable upon exercise of any Warrants, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ix) any Warrants offered under the Registration Statement, and the related indenture and warrant agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

Nano Nuclear Energy Inc.

October 22, 2025

D.	(i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto other than the Company; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Shares by the Company will not violate or constitute a default or breach under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject other than the NRS (defined below), (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

We are opining herein only as to the Nevada Revised Statutes (the “NRS”) and the reported judicial decisions interpreting such law, as currently in effect. In that regard, we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. With respect to shares of the Common Stock to be sold by the Company pursuant to the Shelf Prospectus, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) book entries or certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

Nano Nuclear Energy Inc.

October 22, 2025

2. With respect to any particular series of shares of Preferred Stock to be sold by the Company pursuant to the Shelf Prospectus, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters; and (b) book entries or certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion of any shares of Preferred Stock, for the conversion consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to shares of the Common Stock to be sold by the Company pursuant to the ATM Prospectus, such shares of Common Stock have been duly authorized and, when book entries or certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the Sales Agreement, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for in the Sales Agreement and the applicable placement notice, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.With respect to the Shares purchased pursuant to the terms of the Transaction Documents which may be sold pursuant to the Selling Stockholder Prospectus, the Shares have been duly authorized and are validly issued, fully paid and non-assessable shares of Common Stock

We render this opinion letter only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the NRS. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion letter, we assume that the Shares were issued and the Securities will be issued in compliance with all applicable state securities or blue sky laws.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or any prospectus or supplement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ PARSONS BEHLE & LATIMER
PARSONS BEHLE & LATIMER